UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2012

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  At its regular meeting on February 17, 2012, the Board of Directors of CyberOptics Corporation elected Craig D. Gates as a director. Mr. Gates was also appointed to serve on the Nominating and Corporate Governance Committee, and the Audit Committee, of the Board of Directors. Mr. Gates has been a director since July 2009 and President and CEO since April 2009 of the Key Tronic Corporation, a publicly held electronic manufacturing services company. He was Executive Vice President of Marketing, Engineering and Sales of Key Tronic from July 1997 to April 2009; Vice President and General Manager of New Business Development of Key Tronic from October 1995 to July 1997; and Vice President of Engineering of Key Tronic from October 1994 to October 1995. From 1982 to October 1994, Mr. Gates served held various engineering and management positions with the Microswitch Division of Honeywell Inc., lastly as Director of Operations, Electronics. There were no arrangements with any third party under which Mr. Gates was appointed a director of CyberOptics, and no special award or grant to Mr. Gates as an inducement to, or a result of, his election.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertlesen, Chief Financial Officer

Dated:   February 17, 2012